UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2019 (May 6, 2019)

COMMVAULT SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Commvault Way Tinton Falls, New Jersey 07724
(Address of Principal Executive Offices) (Zip Code)

(732) 870-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]    Written communications pursuant to Rule 425 under the Securities Act
[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [_]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CVLT	The NASDAQ Global Market

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2019, the Board of Directors (the “Board”) of Commvault Systems, Inc. (“Commvault”) adopted and approved Commvault’s Second Amended and Restated Bylaws (the “Amended Bylaws”). In addition to incorporating certain technical and administrative changes, the Amended Bylaws:

•
Enhance the information and disclosure requirements in connection with the “advance notice” provisions in Article 2, Section 1.5, including certain conforming modifications to the new proxy access provision described below; and

•
Implement proxy access by the addition of Article 2, Section 2.15. This section permits an “eligible stockholder” – i.e. a stockholder or group of up to 20 stockholders who collectively own at least three percent (3%) of Commvault’s outstanding common stock continuously for at least three years – to nominate and include in Commvault’s proxy materials individuals for election to the Board not to exceed the greater of two individuals or twenty percent (20%) of the Board, provided that the eligible stockholder and the nominee(s) satisfy the requirements specified in the Amended Bylaws.

The foregoing description is qualified in all respects by reference to the text of the Second Amended and Restated Bylaws of Commvault Systems, Inc., a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibit is being filed herewith:

Exhibit Number         Description of Document
Exhibit 3.1         Second Amended and Restated Bylaws of Commvault Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 7, 2019
COMMVAULT SYSTEMS, INC.

By: /s/ WARREN H. MONDSCHEIN
Name: Warren H. Mondschein
Title: VP, General Counsel and Secretary

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